                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NOVO NETWORKS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


--------------------------------------------------------------------------------
       (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):


--------------------------------------------------------------------------------
              (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
                               (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


--------------------------------------------------------------------------------
                           (1) Amount previously paid:


--------------------------------------------------------------------------------
                (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
                                (3) Filing Party:


--------------------------------------------------------------------------------
                                 (4) Date Filed:


--------------------------------------------------------------------------------

                                     [LOGO]


                                October 30, 2001


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Novo Networks, Inc. (the "Company"), which is to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, on Friday, December 21, 2001, commencing at 4:00 PM (Central Standard Time). The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.

         The enclosed Notice of Annual Meeting and Proxy Statement fully describe the purposes for the Annual Meeting, which include the following: (i) to elect two Class II directors to serve until the 2004 Annual Meeting, and until their successors are duly elected and qualified; (ii) to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2002; and (iii) to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

         The Company's Board of Directors (the "Board") believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote "FOR" each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.

         The Board has fixed Saturday, October 27, 2001 as the record date for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten days prior to the Annual Meeting at the Company's offices, 300 Crescent Court, Suite 1760, Dallas, Texas 75201, and it will also be available for inspection at the Annual Meeting.

         Officers of the Company will be present to help host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

                                               Sincerely,


                                               Barrett N. Wissman
                                               President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 21, 2001





         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Novo Networks, Inc. (the "Company"), a Delaware corporation, will be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, on Friday, December 21, 2001, commencing at 4:00 PM (Central Standard Time).

         The Annual Meeting is for the following purposes:

         1. to elect two Class II directors to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified;

         2. to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2002; and

         3. to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of the Company's 2001 Annual Report to Stockholders, which includes audited financial statements, is also enclosed with this notice.

         Only stockholders of record on Saturday, October 27, 2001, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten days prior to the Annual Meeting in the Company's offices at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, and it will also be available for inspection at the Annual Meeting.

         Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.

                                   By Order of the Board of Directors,




                                   Steven W. Caple
                                   Secretary

Dallas, Texas
October 28, 2001

                               NOVO NETWORKS, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 21, 2001

                               GENERAL INFORMATION

                         DATE, TIME AND PLACE OF MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Novo Networks, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.00002 per share (the "Common Stock"), for use at the Company's 2001 Annual Meeting of Stockholders (the "Annual Meeting") or at any postponement or adjournment thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, on Friday, December 21, 2001, commencing at 4:00 PM (Central Standard Time).

         This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about October 30, 2001. Stockholders should review the information provided herein in conjunction with the Company's 2001 Annual Report to Stockholders, which accompanies this Proxy Statement.

         The Company's principal executive offices are located at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, and its telephone number is (214) 777-4100.

                        INFORMATION CONCERNING THE PROXY

         The enclosed proxy is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. Stockholders have the unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary, at the Company's headquarters, a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         All shares represented by valid proxies at the Annual Meeting, unless the stockholder otherwise specifies, will be voted "FOR" the proposals (1) and
(2) described on the Notice of Annual Meeting and at the discretion of the proxy holders with respect to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Annual Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be cast accordingly.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expense in so doing.

                 RECORD DATE AND OUTSTANDING VOTING SECURITIES;
                        CONTROL BY MAJORITY STOCKHOLDERS

         October 27, 2001 is the record date (the "Record Date") for determining the stockholders who will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding approximately:

         o 52,323,701 shares of issued and outstanding Common Stock held by approximately 1,060 stockholders of record;

         o No shares of issued and outstanding Series A Convertible Preferred Stock (the "Preferred A Stock");

         o 4,500 shares of issued and outstanding Series B Convertible Preferred Stock (the "Preferred B Stock") held by approximately 18 stockholders of record;

         o 14,570 shares of Series C Convertible Preferred Stock (the "Preferred C Stock") held by approximately 8 stockholders of record; and

         o 7,325 shares of Series D Convertible Preferred Stock (the "Series D Stock") held by approximately 2 stockholders of record.

         An additional 326,087, 813,966 and 1,018,156 shares of Common Stock are issuable upon the conversion of the outstanding Preferred B Stock, Preferred C Stock and Preferred D Stock, respectively.

         Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only outstanding securities of the Company that can vote at the Annual Meeting.

         IEO Investments Limited, Infinity Emerging Subsidiary Limited and Infinity Investors Limited (the "Infinity Entities") hold 19.7%, 16.6% and 16.3%, respectively, of the Common Stock. To the extent these stockholders acted together collectively, they would have effective control of the Company through the voting power of their shares. Accordingly, the Infinity Entities could have the ability to elect all directors and to cause or prevent any corporate transactions that require the majority approval of the holders of the Common Stock, including mergers and other business combinations.

                    QUORUM, ABSTENTIONS AND BROKER NON-VOTES

         The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select an inspector for elections of the Annual Meeting, who will be an employee of the Company's transfer agent. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Under Delaware law, abstentions and broker "non-votes," which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present but will not be counted as votes cast.

                                  VOTE REQUIRED

         The two nominees receiving the greatest number of votes cast by those entitled to vote will be elected. For all other matters submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board traditionally consists of nine directors divided into three classes of three directors each, designated Class I, Class II and Class III. Directors in each class serve for a term of three years and until their successors are duly elected and qualified. At this time, each of Class I, Class II and Class III has one vacancy. The term of one class expires at each annual meeting of stockholders.

         At the Annual Meeting, two directors will be elected as Class II directors, to serve until the annual meeting in 2004 and until their successors are duly elected and qualified. The nominees for election at the Annual Meeting as Class II directors of the Board are John Stevens Robling, Jr. and Olaf Guerrand-Hermes. The nominees are now serving as directors. Mr. Robling and Mr. Guerrand-Hermes were elected by the Board.

         Under the Company's Amended and Restated Bylaws, directors are elected by a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Proxy holders may not vote proxies for a greater number of individuals than the nominees named. Unless otherwise instructed, proxy holders will vote proxies for the two nominees.

         If elected, Mr. Robling and Mr. Guerrand-Hermes will serve as directors until the annual meeting in 2004 and until their successors are duly elected and qualified or until their earlier resignation or removal. Information about each of the nominees is set forth in the following section regarding current directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO NOMINEES.

             INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         The following table and biographical descriptions set forth certain information with respect to the two nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings in 2002 and 2003, based upon information furnished to the Company by each director.

                                 NAME                        AGE   PRINCIPAL OCCUPATION   DIRECTOR SINCE
                 ------------------------------------        ---   --------------------   --------------
                 CLASS I CONTINUING DIRECTORS (TERM
                 EXPIRES IN 2003)

                       Mark R. Graham                          43  Principal of                1999
                                                                   Catalyst Asset
                                                                   Management

                       Jan R. Horsfall                         41  President and Chief         2000
                                                                   Executive Officer of
                                                                   White Summit
                                                                   Strategies, Inc.
                 CLASS II NOMINEES FOR ELECTION AT
                 2001 ANNUAL MEETING
                 (TERM EXPIRES IN 2004)
                       John Stevens Robling, Jr.               51  Investor                    2001

                       Olaf Guerrand-Hermes                    37  Investor                   2001 &
                                                                                            1999-2000
                 CLASS III CONTINUING DIRECTORS
                 (TERM EXPIRES IN 2002)

                       Clark K. Hunt                           36  President of Hunt           1999
                                                                   Financial Group, LLC

                       Barrett N. Wissman                      39  President of the            1999
                                                                   Company

         NOMINEES FOR ELECTION AT THE 2001 MEETING--TERM EXPIRES IN 2004

         Olaf Guerrand-Hermes - Mr. Guerrand-Hermes, 37, has been one of our directors since June 5, 2001. He also served as our director from September 22, 1999 through April 1, 2000 and as our Senior Vice President of Investments and President of Global Business Development from April 3, 2000 through December 31, 2000. He has been investing privately in Europe and in the United States since the 1990s. He formerly was a Managing Partner at Blue Growth Capital, LLC, an investment partnership. Prior to organizing Blue Growth Capital, Mr. Guerrand-Hermes was Managing Director of International Equities at The Athena Group, a private international investment management company. At The Athena Group, Mr. Guerrand-Hermes was primarily responsible for international projects as well as raising equity capital for proposed investments. Prior to joining The Athena Group, Mr. Guerrand-Hermes was Vice President of Nomura Securities International, Inc., specializing in structured finance products such as commercial mortgage-backed securities. In addition to his experience in the field of finance, Mr. Guerrand-Hermes was an associate with Sullivan & Cromwell, a New York law firm, where he was involved in a variety of international transactions, including public offerings and private placements in the United States by European and other foreign companies and governments. Mr. Guerrand-Hermes is a member of the New York bar, a graduate of New York University School of Law and holds two masters degrees from the University of Pantheon-Assas (Paris II) in Paris, France. Mr. Guerrand-Hermes is a member of the board of directors of Hermes-Sellier.

         John Stevens Robling, Jr. - Mr. Robling, 51, has been one of our directors since June 5, 2001. He also served in various capacities, including as our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary from September 22, 1999 through August 31, 2000. Prior to his appointment in these positions, Mr. Robling was Chief Financial Officer of Axistel Communications, Inc., one of our subsidiaries and PhoneFree.com, Inc. (now Gemini Voice Solutions, Inc.), one of our minority investments. Before joining Axistel in 1998, Mr. Robling was an independent financial advisor and specialized in offering private equity investment services to various clients. From 1992 to 1997, Mr. Robling was a principal, board member, and member of the investment committee of Hamilton Lane Advisors, Inc. Hamilton Lane is a private equity consulting firm headquartered in Philadelphia, Pennsylvania. Prior to joining Hamilton Lane, Mr. Robling was a Vice President at Lazard Freres & Co. in its International and Mergers and Acquisitions departments. He was also a member of the Country Advisory Group, an informal partnership among Lazard Freres & Co., S.G. Warburg and Lehman Brothers which advised the sovereign governments of developing countries. In connection with these engagements, Mr. Robling provided financial advisory services to national telecommunications authorities and multi-national telecommunications companies. Mr. Robling received a Masters of Business Administration degree from the University of Chicago and graduated with distinction from Georgetown University.

               CLASS I CONTINUING DIRECTORS - TERM EXPIRES IN 2003

         Mark R. Graham - Mr. Graham, 43, has been one of the Company's directors since September 22, 1999. Mr. Graham has been a principal of Catalyst Asset Management since December of 1999. He was a private investor based in Philadelphia from 1997 until forming Catalyst. Mr. Graham co-founded Drake Goodwin & Graham, a private equity investment firm, in 1992 and served as a director until 1997. Mr. Graham received a Bachelor of Arts in History, cum laude, from the University of Michigan and a Juris Doctor degree from Georgetown University Law Center.

         Jan Robert Horsfall - Mr. Horsfall, 41, has been one of the Company's directors since January 1, 2000. Mr. Horsfall is President and Chief Executive Officer of White Summit Strategies, Inc. Mr. Horsfall was Chief Executive Officer and President of PhoneFree.com, Inc. (now Gemini Voice Solutions, Inc.) from November of 1999 to April of 2001. From 1996 until joining PhoneFree.com, Mr. Horsfall was Vice President of Marketing for Lycos Inc. Prior to joining Lycos, Mr. Horsfall was Vice President of Consumer Brands at The Valvoline Company, a division of Ashland, Inc. Mr. Horsfall has a Bachelor of Science degree from Colorado State University.

              CLASS III CONTINUING DIRECTORS--TERM EXPIRES IN 2002

         Clark K. Hunt - Mr. Hunt, 36, has been one of the Company's directors since September 22, 1999. He is President of Hunt Financial Group, LLC, a Dallas based financial services firm, and is a Co-Manager of HW Capital and related investment advisory companies which he co-founded in 1991. Mr. Hunt is also involved with several family controlled enterprises, including venture capital investor, Hunt Capital Group, real estate and mining conglomerate, Hunt Midwest Enterprises, and Hunt Sports Group. Mr. Hunt attended Southern Methodist University, where he graduated first in his class with a Bachelor of Business Administration degree and was a two-time recipient of the University's highest academic award, the Provost Award for Outstanding Scholar.

         Barrett N. Wissman - Mr. Wissman, 39, has been President and one of the Company's directors since September 22, 1999. He served as Chief Executive Officer from September 1999 through April 2000. He is also the sole manager of HW Partners, a Co-Manager of HW Capital, and a manager of related investment advisory companies, which he co-founded in 1993. Mr. Wissman holds Bachelor of Arts degrees, cum laude, in economics and political science from Yale University, a Master of Arts degree in music from Southern Methodist University, and a Doctorate in Music degree from Academia Chiziannini in Italy.

                               EXECUTIVE OFFICERS

         Steven W. Caple, 36, serves as our Senior Vice President, General Counsel and Secretary. He was formerly our Vice President of Legal Affairs. Mr. Caple joined the Company from GTE (now Verizon Communications), where he was Assistant General Counsel. Prior to GTE, he served as Assistant General Counsel and Director of Legal Affairs for Chancellor Media (now Clear Channel Communications). Mr. Caple joined Chancellor Media from Marcus Cable (now Charter Communications), where he also was Assistant General Counsel and Director of Legal Affairs. Prior to Marcus Cable, Mr. Caple practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer. He received his Bachelor of Arts degree from the University of Texas at Dallas and his Doctor of Jurisprudence degree, cum laude, from the University of Arkansas, where he also served as Managing Editor of the Arkansas Law Review.

         Chad E. Coben, 34, serves as our Senior Vice President of Finance and Corporate Development. Mr. Coben was formerly a Partner of Marcus & Partners, a private equity investment firm focused on opportunities in the media and communications sectors. Prior to Marcus & Partners, Mr. Coben was the Director of Strategic Development of Chancellor Media (now Clear Channel Communications), where he specialized in the acquisition and divestiture of outdoor advertising related businesses and strategic new business investments. From 1996 through 1998, Mr. Coben was the Director of Corporate Development for Marcus Cable (now Charter Communications) where he was involved in finance and M&A related activities. Mr. Coben joined Marcus Cable from NationsBank (now Bank of America), where he served as a Vice President and Client Manager in the Media and Communications Finance Group. Mr. Coben received his Bachelor of Arts degree in Economics from the University of Texas at Austin and his Masters in Business Administration degree from the Cox School of Business at Southern Methodist University.

         Susie C. Holliday, 36, serves as our Senior Vice President of Accounting. Ms. Holliday is responsible for the Company's accounting activities. Ms. Holliday was previously Vice President of Regulatory Compliance and Planning for Charter Communications, the fifth largest cable company in the United States. She specialized in Federal Communications regulation, internal budgeting and reporting for Charter. Prior to Charter, she held similar responsibilities for Marcus Cable. Ms. Holliday worked in the cable industry for seven years. Prior to joining Marcus Cable, Ms. Holliday worked for KPMG, certified public accountants, for six years in the Accounting and Audit practice. She received her Bachelor of Science degree in Accounting from the College of William and Mary.

         David N. Link, 54, serves as our Executive Vice President of Global Network Operations. Mr. Link was formerly the President, Chief Executive Officer and Chief Operating Officer of Internet Global Services, Inc., one of our subsidiaries. From 1992 to 1996, Mr. Link was the President of TMI-Telecommunications Management International, Inc., an international systems development, engineering and management consulting firm. From 1990 to 1999, Mr. Link was a Principal at Link Resources, a management/engineering consulting firm with contracts supporting various telecommunications consulting firms. Mr. Link received his Bachelor of Science degree in Electrical Engineering from Texas Tech University. He has also completed graduate studies in Electrical Engineering, Industrial Engineering and Utility Administration.

         Patrick G. Mackey, 55, serves as our Senior Vice President of Administration. Mr. Mackey was formerly the Executive Vice President and Chief Financial Officer of Internet Global Services, Inc., one of our subsidiaries. From December 1998 to March 2000, Mr. Mackey was a partner with Tatum CFO Partners, LLP, which assigned him to the Internet Global account. Mr. Mackey was an independent financial consultant from July 1996 to

December 1998 working with various start-up companies in the healthcare and software industries. From January 1990 to July 1996, Mr. Mackey was a founder and Executive Vice President and Chief Financial Officer/Chief Operating Officer of MultiTechnology Services, a provider of telephony and cable television in multi-family residential communities. Mr. Mackey received his Bachelor of Science degree in Accounting from Louisiana Tech University and is a Certified Public Accountant.

         Daniel J. Wilson, 37, serves as our Executive Vice President and Chief Financial Officer. Mr. Wilson joined the Company on April 3, 2000 as a Senior Vice President-Corporate Development. Mr. Wilson was previously a Partner and co-founder of Marcus & Partners. Prior to forming Marcus & Partners, he was Vice President of Strategic Development of Chancellor Media (now Clear Channel Communications) from October 1998 to March 1999. Prior to joining Chancellor Media in 1998, Mr. Wilson served for four years in various financial positions at Marcus Cable (now Charter Communications), most recently as Senior Vice President - Finance and Corporate Development. He received his Bachelor of Science in Business Administration degree, cum laude, with majors in Finance and Accounting from Saint Louis University.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is in care of the Company at 300 Crescent Court, Suite 1760, Dallas, Texas 75201.

         All of the shares indicated in the table below are of Common Stock:

                                                                                    PERCENTAGE
                                                          NUMBER OF SHARES         BENEFICIALLY
                    HOLDERS                             BENEFICIALLY OWNED(1)        OWNED(1)
   -----------------------------------------------   ---------------------------   ------------
   IEO Investments Limited(2).....................            10,316,200                   19.7%
   Infinity Emerging Subsidiary Limited(3)........             8,683,800                   16.6%
   Infinity Emerging Opportunities Limited(4).....             8,683,800                   16.6%
   Infinity Investors Limited(5)..................             8,500,000                   16.3%
   HW Capital, L.P.(6)............................             8,683,800                   16.6%
   HW Partners, L.P.(7)...........................             8,500,000                   16.3%
   Hunt Asset Management, L.L.C. (8)..............            10,316,200                   19.7%
   Jeffrey A. Marcus(9)...........................             2,609,800                    5.0%
   Barrett N. Wissman(10).........................            18,708,800                   34.8%
   Olaf Guerrand-Hermes(11).......................               553,000                    1.1%
   John Stevens Robling, Jr.(12)..................               120,000                    *
   Mark R. Graham(13).............................               361,000                    *
   Jan R. Horsfall(14)............................               100,000                    *
   Clark K. Hunt(15)..............................            19,271,000                   36.8%
   Stuart J. Chasanoff(16)........................               390,833                    *
   Chad E. Coben(17)..............................               570,000                    1.1%
   Daniel J. Wilson(18)...........................             1,140,000                    2.1%
   Samuel Litwin(19)..............................             1,576,666                    3.0%
   Thomas P. McMillin(20).........................               881,000                    1.7%
   Officers and Directors as a Group
      (12 Persons)(21)............................            33,184,672                   58.2%

----------

*     Represents less than one percent.

(1) For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by such person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) This information is based on information reported by the stockholder in filings made with the Commission. The address of IEO Investments Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(3) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Subsidiary Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(4) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Opportunities Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(5) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Investors Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(6) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Capital, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(7) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Partners, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(8) This information is based on information reported by the stockholder in filings made with the Commission. The address of Hunt Asset Management, L.L.C. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(9) Includes (a) 654,800 shares of Common Stock owned directly and (b) options to purchase 1,955,000 of Common Stock. Mr. Marcus resigned as the Chairman of the Board of Directors and the Chief Executive Officer of the Company effective June 5, 2001. Mr. Marcus' address is 100 Crescent Court, Suite 700, Dallas, Texas 75201.

(10) Includes (a) 25,000 shares of Common Stock owned directly, (b) options to purchase 1,500,000 shares of Common Stock and (c) 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited and 8,500,000 shares of Common Stock owned by Infinity Investors Limited. Mr. Wissman disclaims beneficial ownership of the shares of Common Stock held by Infinity Emerging Subsidiary Limited and Infinity Investors Limited.

(11) Includes (a) 3,000 shares of Common Stock owned directly and (b) options to purchase 550,000 shares of Common Stock.

(12)     Includes 120,000 shares of Common Stock owned directly.

(13) Includes (a) 125,000 shares of Common Stock owned by a corporation controlled by Mr. Graham, (b) 136,000 shares of Common Stock owned by Catalyst Master Fund, LP in which Mr. Graham has shared control and (c) options to purchase 100,000 shares of Common Stock.

(14)     Includes options to purchase 100,000 shares of Common Stock.

(15) Includes (a) 35,000 shares of Common Stock owned directly, (b) options to purchase 100,000 shares of Common Stock, (c) 10,316,200 shares of Common Stock owned by IEO Holdings Limited, 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited and (d) 136,000 shares of Common Stock owned by Catalyst Master Fund, LP in which Mr. Hunt has shared ownership. Mr. Hunt disclaims beneficial ownership of the shares of Common Stock held by IEO Investments, Limited, Infinity Emerging Subsidiary Limited, Catalyst Master Fund, LP.

(16) Includes (a) 57,500 shares of Common Stock owned directly and (b) options to purchase 333,333 shares of Common Stock.

(17) Includes (a) 60,000 shares of Common Stock owned directly and (b) options to purchase 510,000 shares of Common Stock.

(18) Includes (a) 120,000 shares of Common Stock owned directly and (b) options to purchase 1,020,000 shares of Common Stock.

(19) Includes (a) 1,405,000 shares of Common Stock owned directly, (b) 30,000 shares of Common Stock owned indirectly and (c) options to purchase 141,666 shares of Common Stock. Mr. Litwin resigned as Senior Vice President - Business Development and President - International Services of the Company effective July 27, 2001. Mr. Litwin's address is 540 4th Street, Absecon, New Jersey 08201.

(20) Includes (a) 201,000 shares of Common Stock owned directly and (b) options to purchase 680,000 shares of Common Stock. Mr. McMillin resigned as Senior Executive Vice President and Chief Operating Officer of the Company effective June 5, 2001. Mr. McMillin's address is 19111 North Dallas Parkway, Suite 200, Dallas, Texas 75287.

(21) Includes options to purchase 4,723,749 shares of Common Stock and excludes shares held by Messrs. Marcus, McMillin and Litwin.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires our directors, executive officers, and individuals who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership of Common Stock with the Commission. Such persons are required by applicable regulations to furnish us with copies of all
Section 16(a) reports that they file.

         To our knowledge, based solely on the review of the copies of such reports furnished to us, all of our directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements.

                          THE BOARD AND ITS COMMITTEES

         The business of the Company is managed under the direction of the Board. The Board meets on a regular basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings or acts by unanimous written consent when an important matter requires Board action between scheduled meetings. During fiscal year 2001, the Board had 13 special meetings and acted by unanimous written consent on three occasions. Each member of the Board participated in at least 75% of such Board and applicable committee meetings held during fiscal year 2001 and the period during which he was a director with the exception of Barret N. Wissman who participated in 73% of applicable meetings.

         The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees and their current members are set forth below.

         The Audit Committee recommends to the Board the appointment of the firm selected to serve as the independent auditor for the Company and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent auditor, the Company's audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on the Company, which may be brought to the Audit Committee's attention by management, the independent auditors, or the Board and evaluates public financial reporting documents of the Company. Since June 2001, following the appointment of Mr. Robling and Mr. Guerrand-Hermes to the Board, the Audit Committee includes Mark R. Graham, John Stevens Robling, Jr. and Olaf Guerrand-Hermes. The Audit Committee met four times during fiscal year 2001. Mr. Graham currently serves as Chairman.

         The Compensation Committee is responsible for evaluating the Company's compensation policies, administering the Company's stock award and incentive plans, and establishing the compensation for the executive officers. Clark K. Hunt, Barrett N. Wissman and Mark R. Graham are currently members of the Compensation Committee. The Compensation Committee has established an Option Subcommittee to devote attention to option-related policies and to assist the Compensation Committee in the discharge of its responsibilities. Clark K. Hunt and Mark R. Graham are currently members of the Option Subcommittee. The Compensation Committee met nine times during fiscal year 2001 of which one meeting was scheduled and it acted by unanimous written consent on one occasion, and the Option Subcommittee met one time during the fiscal year 2001.

         The Company does not have an Executive Committee or a Nominating Committee. The functions customarily attributable to an Executive Committee and a Nominating Committee are performed by the Board as a whole. Nominees that are intended to be presented by stockholders at the next Annual Meeting must be received by us at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, by July 3, 2002, in order for them to be considered for inclusion in the proxy and the proxy statement for that annual meeting.

                            COMPENSATION OF DIRECTORS

         Each non-employee director receives $1,000 for each Board meeting and committee meeting attended in person and $500 for each Board meeting and committee meeting attended by conference call.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is made up of the following members: Mark R. Graham (member since June 2000 and Chairman since June 2001), John Stevens Robling, Jr. (member since June 2001) and Olaf Guerrand-Hermes (member since June 2001). The Committee operates pursuant to a charter approved and adopted by the Board on September 7, 2000. In accordance with the charter, all of the members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of the NASD's listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise.

         The Audit Committee, on behalf of the Board, oversees our financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes thereto in our 2001 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         Our outside auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the outside auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed by the Audit Committee with our outside auditors under generally accepted auditing standards. Our outside auditors have expressed the opinion that our audited financial statements conform to generally accepted accounting principles.

         The Audit Committee discussed with the outside auditors the outside auditors' independence from management and the Company, and received the written disclosures concerning the outside auditors' independence required by the Independence Standards Board to be made by the outside auditors to the Company.

         The Audit Committee discussed with our outside auditors the overall scope and plans for their respective audits. The Audit Committee met with the outside auditors to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001, as filed with the Commission.

Audit Committee:
     Mark R. Graham
     John Stevens Robling, Jr.
     Olaf Guerrand-Hermes

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding the compensation awarded for the past three fiscal years of those persons (i) who served or acted as the Company's chief executive officer, (ii) who were our other four most highly compensated executive officers; and (iii) two persons who would have been one of the most highly compensated executive officers had they been employed by the Company as of June 30, 2001 (the "Named Executive Officers"). Prior to September 22, 1999, Daniel L. Wettriech served as our President, and we did not have any other employees or officers. During fiscal year 2000, Daniel L. Wettriech did not receive any salary, bonuses, stock awards, options or other compensation from the Company. Daniel L. Wettriech resigned as our President on September 22, 1999.

                                                             ANNUAL
                                                           COMPENSATION                     LONG TERM
                                            -----------------------------------------     COMPENSATION
                                                                              OTHER        SECURITIES
                                                                             ANNUAL        UNDERLYING          OTHER
                                                                             COMPEN-         OPTIONS/          COMPEN-
             NAME                  YEAR     SALARY($)        BONUS($)       SATION($)       SARS (#)           SATION
------------------------------     ----     ---------     --------------    ---------    ---------------      ----------
Jeffrey A. Marcus(1)               2001       185,641           --              --        3,910,000(2)            --
    Former Chairman and Chief      2000        50,000           --              --        3,910,000(3)            --
    Executive Officer              1999         --              --              --             --                 --

Barrett N. Wissman                 2001       190,000           --              --        1,400,000(4)            --
    President                      2000       117,500           --              --        1,500,000(5)            --
                                   1999         --              --              --             --                 --

Stuart J. Chasanoff(6)             2001       173,386          90,000           --          100,000(7)            --
    Former Senior Vice President   2000        45,000           --              --          500,000(7)            --
    and General Counsel            1999         --              --              --             --                 --

Chad E. Coben                      2001       180,000          90,000           --          510,000(4)            --
    Senior Vice President of       2000        45,000           --              --          510,000(3)            --
    Finance
    and Corporate Development      1999         --              --              --             --                 --

Daniel J. Wilson                   2001       180,000          90,000           --        1,020,000(4)            --
    Executive Vice President and   2000        45,000           --              --        1,020,000(3)            --
    Chief Financial Officer        1999         --              --              --             --                 --

Samuel Litwin(8)                   2001       172,667          45,000           --             --                 --
    Former Senior Vice             2000       168,461           --              --          425,000(7)            --
    President--
    Business Development and       1999         --              --              --             --                 --
    President-International
                                                                                                                  --
Olaf Guerrand-Hermes(9)            2001       340,000           --              --          225,000(4)            --
    Former Senior Vice President   2000        45,000           --              --        1,000,000(10)           --
                                   1999         --              --              --             --

Thomas P. McMillin(11)             2001       167,077          90,000           --        1,360,000(12)           --
    Former Senior Executive Vice   2000        45,000           --              --        1,360,000(3)            --
    President and Chief            1999         --              --              --             --                 --
    Operating Officer

----------

(1) Mr. Marcus became Chairman and CEO on April 3, 2000 and resigned from his position with the Company effective June 5, 2001.

(2) Represents stock options granted under the Novo Networks, Inc. 2001 Equity Incentive Plan ("2001 Equity Incentive Plan"). Vested stock options for 1,955,000 under the 2001 Equity Incentive Plan were forfeited on September 5, 2001.

(3) Represents non-qualified stock options granted pursuant to stock options issued outside of the Omnibus Plan as provided in his employment agreement.

(4)      Represents stock options granted under the 2001 Equity Incentive Plan.

(5) Represents 100,000 stock options issued to Mr. Wissman under the Omnibus Plan in September 1999 in consideration for his services as one of our directors and 1,400,000 non-qualified stock options granted to

         Mr. Wissman in April 2000 pursuant to stock options issued outside of the Omnibus Plan as provided in his employment agreement.

(6) Mr. Chasanoff resigned his position with the Company effective October 5, 2001.

(7)      Represents stock options granted under the Omnibus Plan.

(8) Mr. Litwin resigned his position with the Company effective July 27, 2001.

(9) Mr. Guerrand-Hermes became Senior Vice President on April 3, 2000 and resigned from his position with the Company effective December 31, 2000. Mr. Guerrand-Hermes was paid $90,000 as compensation for services for the six months ended December 31, 2000 and $250,000 pursuant to his Separation Agreement effective as of December 31, 2000.

(10) Represent 100,000 stock options granted under the Omnibus Plan for services as a Director and 900,000 stock options granted pursuant to stock options issued outside of the Omnibus Plan as provided in his employment agreement.

(11) Mr. McMillin became Executive Vice President and Chief Financial Officer on April 3, 2000 and Senior Executive Vice President and Chief Operating Officer on September 7, 2000 and resigned from his position with the Company effective June 5, 2001.

(12) Represents stock options granted under the 2001 Equity Incentive Plan. Vested stock options of 680,000 granted pursuant to the 2001 Equity Incentive Plan were forfeited on September 5, 2001.

                     OPTION GRANTS DURING FISCAL YEAR 2001

         We have never granted any stock appreciation rights ("SARs"). The following table describes the options to acquire shares of Common Stock granted to the CEO and the Named Executive Officers during fiscal year 2001.

                                                                                                          POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED RATES OF
                                                                                                               STOCK PRICE
                                                                                                            APPRECIATION FOR
                                          INDIVIDUAL GRANTS                                                OPTION TERM(1)(2)
-----------------------------------------------------------------------------------------------------  --------------------------
                                                   PERCENT
                              NUMBER OF            OF TOTAL
                             SECURITIES            OPTIONS/          EXERCISE
                             UNDERLYING          SARS GRANTED         OR BASE
                              OPTIONS/           TO EMPLOYEES          PRICE
        NAME              SARS GRANTED (#)      IN FISCAL YEAR        ($/SHR)       EXPIRATION DATE       5%($)         10%($)
--------------------    --------------------  ------------------  -------------- --------------------  -----------   ------------
Jeffrey A. Marcus           3,910,000               34.49              4.63            1/10/2011        11,372,773     28,820,840
Barrett N. Wissman          1,400,000               12.35              4.63            1/10/2011         4,072,093     10,319,482
Stuart J. Chasanoff           100,000                0.88              4.63            1/10/2011           290,864        737,106
Chad E. Coben                 510,000                4.50              4.63            1/10/2011         1,483,405      3,759,240
Daniel J. Wilson            1,020,000                9.00              4.63            1/10/2011         2,966,810      7,518,480
Samuel Litwin                      --                  --                --                   --                --             --
Olaf Guerrard-Hermes          225,000                1.98              4.63            1/10/2011           654,443      1,658,488
Thomas P. McMillin          1,360,000               12.00              4.63            1/10/2011         3,955,747     10,024,640


-----------------
(1) In accordance with the rules of the Securities and Exchange Commission, these columns show gains that might exist for the respective options, assuming the market price of the Company's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, actual realized value to the Named Executive Officers would be zero. Actual realized value, if any, is contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid as taxes.

(2) Under the terms of the 2001 Equity Incentive Plan, vested options for 1,955,000 and 680,000 shares granted to Mr. Marcus and Mr. McMillin, respectively, were forfeited on September 5, 2001.

                    AGGREGATED OPTION EXERCISES AND YEAR-END
                        OPTION VALUES IN FISCAL YEAR 2001

         There were no options exercised by the Named Executive Officers in fiscal year 2001, and none of the outstanding options were in-the-money as of June 30, 2001. The following table describes the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on June 30, 2001.



                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED
                                       OPTIONS/SARS AT FISCAL
                                               YEAR END (#)
                                  ----------------------------------
              NAME                EXERCISABLE/         UNEXERCISABLE
      --------------------        ------------         -------------
      Jeffrey A. Marcus              3,910,000                    --
      Barrett N. Wissman             1,500,000             1,400,000
      Stuart J. Chasanoff              166,666               433,334
      Chad E. Coben                    510,000               510,000
      Daniel J. Wilson               1,020,000             1,020,000
      Samuel Litwin                    141,666               283,334
      Olaf Guerrand-Hermes             550,000                    --
      Thomas P. McMillin             1,360,000                    --

                              EMPLOYMENT AGREEMENTS

         Jeffrey A. Marcus. Jeffrey A. Marcus, our former Chief Executive Officer and Chairman of the Board, was employed pursuant to an employment agreement that was entered into on April 3, 2000. He resigned from the Company effective June 5, 2001. Mr. Marcus received an annual base salary of $200,000. Mr. Marcus's employment agreement entitled him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board or the Compensation Committee, in any event, not to exceed 50% of Mr. Marcus's base salary. Mr. Marcus's employment agreement also granted him an option to purchase 3,910,000 shares of Common Stock. These options have an exercise price of $23.00 per share vested as follows: 977,500 shares vested on July 2, 2000; and 977,500 shares vested on April 2, 2001. The remaining 1,955,000 unvested options terminated on Mr. Marcus' resignation. In addition, pursuant to the 2001 Equity Incentive Plan, the Company granted Mr. Marcus an option to purchase 3,910,000 shares of Common Stock. These options had an exercise price of $4.63 per share and vested as follows: 977,500 vested on January 10, 2001 and 977,500 vested on April 2, 2001. The remaining 1,955,000 terminated on Mr. Marcus' resignation. Because Mr. Marcus did not exercise his vested options by September 5, 2001, those vested options expired.

         Barrett N. Wissman. On April 3, 2000, we entered into an employment agreement with Mr. Wissman. Pursuant to the employment agreement, Mr. Wissman is employed as our President. The agreement commenced on April 3, 2000 and will expire on April 2, 2004. Mr. Wissman receives an annual base salary of $190,000. Mr. Wissman's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board or the Compensation Committee, in any event, not to exceed 50% of Mr. Wissman's base salary. Mr. Wissman's employment agreement also grants him an option to purchase 1,400,000 shares of Common Stock. These options have an exercise price of $23.00 per share and vest as follows: 350,000 vested on July 2, 2000; 350,000 vested on April 2, 2001; 350,000 shall vest on April 2, 2002; and 350,000 shares shall vest on April 2, 2003. In addition, pursuant to the 2001 Equity Incentive Plan, the Company granted Mr. Wissman an option to purchase 1,400,000 shares of Common Stock. These options have an exercise price of $4.63 per share and vest as follows: 350,000 shares vested on January 10, 2001; 350,000 vested on April 2, 2001; 233,333 shall vest on April 2, 2002; 233,333 shall vest on April 2, 2003; and the remaining 233,334 shall vest on April 2. 2004. These options will vest immediately if we terminate Mr. Wissman's employment without cause or if Mr. Wissman terminates his employment for good reason. If we terminate his employment without cause, Mr. Wissman shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Wissman (including any incentive bonus earned for the applicable fiscal year). In addition, he shall receive equal monthly payments in an amount equal to his monthly base salary, plus the amount of any incentive bonus paid to him the prior fiscal year divided by twelve, for the longer of one year or the remaining term of his employment agreement. If Mr. Wissman terminates his employment for good reason, such amount will be paid in one lump sum.

         Stuart J. Chasanoff. Stuart J. Chasanoff served as our Senior Vice President, General Counsel and Secretary pursuant to an employment agreement that was entered into on September 22, 1999, as amended on January 1, 2001. Mr. Chasanoff resigned from the Company effective October 5, 2001. Mr. Chasanoff received the following annual base salary: $160,000 for the period October 1, 1999 through September 21, 2000; $172,800 for the period September 22, 2000 through December 31, 2000 and an annual base salary of $180,000 commencing January 1, 2001. Mr. Chasanoff's employment agreement provided him with the eligibility to receive discretionary bonuses payable by us on such terms and conditions as determined by the Board or the Compensation Committee. In addition, Mr. Chasanoff's employment agreement also granted him an option to purchase 600,000 shares of Common Stock, pursuant to our Omnibus Plan. These options have an exercise price and vested as follows: $2.50 per share for 166,666 which vested on September 21, 2000; $5.00 per share for 166,667 which vested on September 21, 2001. The remaining 266,667 terminated upon Mr. Chasanoff's resignation. If Mr. Chasanoff does not exercise his vested options by January 5, 2002, those vested options will expire.

         Chad E. Coben. Chad E. Coben, our Senior Vice President of Finance and Corporate Development, is employed pursuant to an employment agreement that was entered into on April 4, 2000. The agreement commenced on April 3, 2000 and will expire on April 2, 2004. Mr. Coben receives an annual base salary of $180,000. Mr. Coben's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board or the Compensation Committee, in any event, not to exceed 50% of Mr. Coben's base salary. Mr. Coben's employment agreement also grants him an option to purchase 510,000 shares of

Common Stock. These options have an exercise price of $23.00 per share and shall vest as follows: 127,500 vested on July 2, 2000; 127,500 which vested on April 2, 2001; 127,500 shall vest on April 2, 2002; and 127,500 shall vest on April 2, 2003. In addition, pursuant to the 2001 Equity Incentive Plan, the Company granted Mr. Coben an option to purchase 510,000 shares of Common Stock. These options have an exercise price of $4.63 per share and vest as follows: 127,500 vested on January 10, 2001; 127,500 vested on April 2, 2001; 85,000 shares shall vest on April 2, 2002; 85,000 shall vest on April 2, 2003; and the remaining 85,000 shall vest on April 2. 2004. These options will vest immediately if we terminate Mr. Coben's employment without cause or if Mr. Coben terminates his employment for good reason. If we terminate Mr. Coben's employment without cause or if Mr. Coben terminates his employment for good reason, Mr. Coben shall be entitled to payment of all base salary earned but unpaid accrued and owing to Mr. Coben (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of six months or the remaining term of his employment with the Company.

         Samuel L. Litwin. Samuel L. Litwin, our former Senior Vice President of Business Development and President of International Services and Chief Executive Officer of AxisTel, was employed by AxisTel pursuant to an employment agreement that was entered into on October 28, 1998. He resigned from all positions with the Company on July 27, 2001. Mr. Litwin received an annual base salary of $180,000. In addition, Mr. Litwin's employment agreement also granted him a stock option to purchase 425,000 shares of our Common Stock pursuant to our Omnibus Plan. These options have an exercise price of $10 per share and 141,666 vested on September 21, 2000. The remaining 273,334 unvested options terminated on Mr. Litwin's resignation. Because Mr. Litwin did not exercise his vested options by October 27, 2001, those vested options expired.

         Daniel J. Wilson. Daniel J. Wilson, our Executive Vice President and Chief Financial Officer, is employed pursuant to an employment agreement that was entered into on April 4, 2000 and will expire on April 2, 2004. Mr. Wilson receives an annual base salary of $180,000. Mr. Wilson's employment agreement entitles him to participate in an incentive bonus plan payable by us on such terms and conditions as determined by the Board or the Compensation Committee, in any event, not to exceed 50% of Mr. Wilson's base salary. In addition, Mr. Wilson's employment agreement also grants him an option to purchase 1,020,000 shares of Common Stock. These options have an exercise price of $23.00 per share and shall vest as follows: 255,000 vested on July 2, 2000; 255,000 vested on April 2, 2001; 255,000 shall vest on April 2, 2002; and 255,000 shall vest on April 2, 2003. In addition, pursuant to the 2001 Equity Incentive Plan, the Company granted Mr. Wilson an option to purchase 1,020,000 shares of Common Stock.. These options have an exercise price of $4.63 per share and vest as follows: 255,000 vested on January 10, 2001; 255,000 vested on April 2, 2001; 170,000 shares shall vest on April 2, 2002; 170,000 shall vest on April 2, 2003; and the remaining 170,000 shall vest on April 2, 2004. These options will vest immediately if we terminate Mr. Wilson's employment without cause or if Mr. Wilson terminates his employment for good reason. If Mr. Wilson's employment is terminated by us without cause or by Mr. Wilson for good reason, Mr. Wilson shall be entitled to payment of all base salary earned but unpaid, any accrued but unused vacation pay, all expenses not yet reimbursed and all other benefits earned, accrued and owing to Mr. Wilson (including any incentive bonus earned for the applicable fiscal year), plus equal monthly payments in an amount equal to his monthly rate of base salary plus the amount of any incentive bonus paid to him the prior fiscal year, annualized, divided by twelve, for a period the greater of six months or the remaining term of his employment with the Company.

         Thomas P. McMillin. Thomas P. McMillin, our former Senior Executive Vice President and Chief Operating Officer, was employed pursuant to an employment agreement that was entered into on April 4, 2000. Mr. McMillin resigned on June 5, 2001. Mr. McMillin received an annual base salary of $180,000. Mr. McMillin's employment agreement granted him an option to purchase 1,360,000 shares of Common Stock. These options have an exercise price of $23.00 per share and vested as follows: 340,000 vested on July 2, 2000; and 340,000 vested on April 2, 2001. The remaining 680,000 unvested options terminated on his resignation. In addition, pursuant to the 2001 Equity Incentive Plan, the Company granted Mr. McMillin an option to purchase 1,360,000 shares of Common Stock. These options had an exercise price of $4.63 per share and vested as follows: 340,000 vested on January 10, 2001 and 340,000 vested on April 2, 2001. The remaining 680,000 terminated on Mr. McMillin's resignation. Because Mr. McMillin did not exercise his vested options by September 5, 2001, those vested options expired.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is responsible for reviewing the compensation paid to our executive officers and making recommendations to the Board with respect to such compensation. The Board approves all compensation paid to executive officers, with the exception of grants of stock options which are made by the Option Subcommittee as provided in the Company's 1999 Omnibus Securities Plan and the 2001 Equity Incentive Plan.

OVERALL COMPENSATION OBJECTIVES

         Our compensation strategies are designed to attract and to retain the best possible executive talent. Compensation packages to executive officers include a base salary that recognizes individual performance and cash and equity-based incentives designed to align the financial interests of executives with those of the stockholders. The Company maintains long-term agreements with its executives. Each employment agreement provides for a base salary, annual discretionary cash incentive bonus and the award of an option to purchase Common Stock. In entering into these employment agreements, the Compensation Committee and the Board considered such factors as each executive's role in carrying out our business strategy and the potential for increasing value to our stockholders.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION, INCLUDING CEO COMPENSATION

         The principal elements of compensation to our executive officers include a base salary and annual cash bonuses and, at appropriate intervals, grants of stock options. We also provide to our executive officers medical, pension and other fringe benefits generally available to other Company employees. Base salary for our executive officers under their respective agreements was determined by evaluating the responsibilities of the position held by, and the personal experience level of, the specific individual. In determining levels of base salary, the Compensation Committee also decided to set an appropriate level of base compensation to motivate and retain our executive officers in light of our relative position to our competition in the communications industry and the performance standards established for such individuals. The Board based its determination of the base salary and incentive compensation levels for Mr. Marcus, our former CEO, based upon his business experience and past successes and on the levels of compensation paid to chief executive officers of other communications companies.

         Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, payments are approved by a majority vote of the stockholders prior to payment of such compensation and after the material terms of the compensation are disclosed to the stockholders, and the compensation committee certifies that the performance goals were in fact satisfied. During fiscal year 2001, the Compensation Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

         While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Compensation Committee will make its compensation decision based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions. Accordingly, we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

                         COMPENSATION COMMITTEE MEMBERS

Clark K. Hunt
Barrett N. Wissman
Mark R. Graham

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 2001, no member of the Compensation Committee was an officer or employee of the Company other than Jeffrey A. Marcus and Barrett N. Wissman. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee, except for Barrett N. Wissman, who is a director of PhoneFree.com, Inc. (now Gemini Voice Solutions, Inc.), of which Jan
R. Horsfall was an executive officer.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on our Common Stock from the effective date of our Form 10 registration statement on February 18, 2000 through June 30, 2001 with the cumulative total return on the NASDAQ Composite Index, the NASDAQ Telecommunications Index (DXTC) and the Morgan Stanley Internet Index (MOX) over the same period (assuming an investment of $100 in our Common Stock, the NASDAQ Composite Index, the NASDAQ Telecommunications Index and the Morgan Stanley Internet Index (MOX) on February 18, 2000, and reinvestment of all dividends). The Company selected the NASDAQ Telecommunications Index to include this year as it believes the comparison to the Morgan Stanley Internet Index is no longer relevant, given changes in its business strategy since the last fiscal year.

                                                        NASDAQ         MORGAN
                        NOVO NETWORKS,    NASDAQ     TELECOMMUNI-     STANLEY
                             INC.        COMPOSITE      CATIONS       INTERNET
                            (NVNW)        (COMPX)    INDEX (DXTC)    INDEX (MOX)
                        --------------   ---------   ------------    -----------
      2/18/00               100.00          100.00         100.00         100.00
      3/31/00               125.00          103.65         100.48         100.48
      6/30/00                67.39           89.90          70.48          70.48
      9/30/00                55.43           83.25          68.19          62.23
     12/31/00                19.84           56.00          43.29          27.25
      3/31/01                 7.88           41.71          30.65          16.04
      6/30/01                 1.52           48.97          29.07          18.57



                               [PERFORMANCE GRAPH]

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

         Arthur Andersen LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended June 30, 2001. The Audit Committee and the Board of Directors have selected

Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending June 30, 2002. The ratification of the appointment of Arthur Andersen LLP will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If the foregoing appointment of Arthur Andersen LLP is not ratified by stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 2001 Annual Meeting of Stockholders will be subject to the approval of stockholders at the meeting. No member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates.

         BDO Seidman LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ending June 30, 2000. On January 2, 2001, the Company dismissed BDO Seidman LLP as its independent public accountant. The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors, and approved by the Board of Directors. During the fiscal years ended June 30, 2000 and 2001 and the interim period subsequent to June 30, 2001, (i) there have been no disagreements with BDO Seidman LLP or Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the Company's independent accountants, would have caused the independent accountant to make reference to such matter in connection with its report; and (ii) there have been no reportable events (as described in Regulation S-K Item 304 (a)(1). BDO Seidman's report on the financial statements for the year ended June 30, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         Arthur Andersen LLP's opinion to the Company's financial statements as of and for the year ended June 30, 2001 indicates that it was prepared based on the assumption that the Company continues as a going concern. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. Representatives from BDO Seidman LLP are not expected to attend the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

              OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.

         Our management knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholders are entitled to present proposals for action at the next Annual Meeting if they comply with the requirements of the proxy rules established by the Commission and the terms of the Company's Bylaws. Proposals that are intended to be presented by stockholders at the next Annual Meeting of Stockholders must be received by us at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, by July 3, 2002, in order for them to be considered for inclusion in the proxy and the proxy statement for that annual meeting. In the case of other stockholder proposals not submitted in time to be included in our proxy materials, we may generally exercise discretionary voting authority, conferred by proxies at our next Annual Meeting.

                                   PROXY CARD

                        PLEASE SIGN, DATE AND RETURN YOUR
                         PROXY CARD AS SOON AS POSSIBLE

                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVO NETWORKS, INC.

                                DECEMBER 21, 2001

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

         The undersigned, having received the notice and accompanying Proxy Statement for the Annual Meeting of Stockholders of Novo Networks, Inc. (the "Company") to be held on Friday, December 21, 2001 (the "Annual Meeting"), hereby appoints Daniel J. Wilson and Steven W. Caple, and each of them, with full power of substitution, as the undersigned's proxies and attorneys-in-fact to vote at the Annual Meeting, or any adjournment thereof, all shares of voting stock of the Company, which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote at the Annual Meeting or any adjournment thereof, as shown below.

         PLEASE MARK YOUR VOTES [X]      AS IN THIS EXAMPLE

                                                        NOMINEE              FOR        WITHHELD
                                                        -------              ---        --------
             1.  PROPOSAL NO. 1 -                John Stevens Robling, Jr.   [ ]           [ ]
                 ELECTION OF DIRECTORS           Olaf Guerrand-Hermes        [ ]           [ ]

                                                 FOR   AGAINST                           ABSTAIN
             2.  PROPOSAL NO. 2 -                [ ]     [ ]                               [ ]
                 RATIFICATION OF SELECTION
                 OF ARTHUR ANDERSEN LLP



         The undersigned acknowledges receipt of (a) Notice of Annual Meeting of Stockholders, (b) the accompanying Proxy Statement, and (c) the Company's 2001 Annual Report to Stockholders.

         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.



-----------------------------------    -----------------------------------------
SIGNATURE                              SIGNATURE

DATE    , 2001                         DATE   , 2001
                                       (Signature if held jointly)

PROXY INSTRUCTIONS:

1. Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).

2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.

3. A proxy executed by a corporation must be signed in its name by an authorized officer. Executors, administrators, trustees and partners should indicate their capacity when signing.